                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K




             Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




                    Date of Report:  September 19, 1996




                          Provident Bancorp, Inc.




                    Incorporated under the laws of Ohio



Commission File No. 1-8019       IRS Employer Identification No. 31-0982792



One East Fourth Street, Cincinnati, Ohio                            45202
(Address of Principal Executive Offices)                         (Zip Code)



                              (513) 579-2000
           (Registrant's Telephone Number, Including Area Code)
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Item 5.  Other Events

     On September 19, 1996, Lehman ABS Corporation filed a Prospectus Supplement to its Prospectus dated September 12, 1996, that forms a part of Registration Statement No. 333-3911, with the Securities and Exchange Commission relating to a $153.7 million offering of home equity loan asset-backed securities. The securities will evidence the entire beneficial interest in a pool of closed-end fixed and adjustable rate mortgage loans originated by the Consumer Financial Services Division of The Provident Bank, the Registrant's principal banking subsidiary.

     The transaction is Provident Bank's first sale of home equity loans to Lehman ABS Corporation. Provident Bank intends to sell additional home equity loans in amounts of approximately $100 million per calendar quarter. Provident Bank's Consumer Financial Services Division has established origination goals for 1997 of $800 million of home equity loans, market conditions permitting.

     This Report contains forward-looking information. These forward-looking statements may be significantly impacted by various factors, including market conditions as described herein. There can be no assurance that anticipated developments will occur.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Provident Bancorp, Inc.




                                        /s/  Allen L. Davis
                                        By:  Allen L. Davis
                                        Chief Executive Officer


Signed:  September 19, 1996